Exhibit 21
Subsidiaries
of Teledyne Technologies Incorporated

	State/Jurisdiction	Fictitious Business Name(s)
Name of Subsidiary	of Incorporation	Used by Subsidiary
Ensambles de Precision S.A. de C.V.	Mexico
Gulfcoast Aerospace Alliance, LLC**	Delaware
Hurricane Acquisition Company	California
Ocean Design Ltda.	Brazil	Teledyne ODI Brasil
Reynolds Industries Limited	United Kingdom
TCM Acquisition, LLC	Delaware
Teledyne Advanced Pollution Instrumentation, Inc.	California
Teledyne Aerospace, LLC**	Florida
Teledyne Australia Pty Ltd	Australia
Teledyne & BAE Systems JV, LLC**	Delaware
Teledyne Benthos, Inc.	Massachusetts	Teledyne Taptone
Teledyne Webb Research
Teledyne Brown Engineering, Inc.	Delaware
Teledyne Brown Netherlands, Inc.	Delaware
Teledyne CollaborX, Inc.	Colorado
Teledyne Continental Motors, Inc.	Delaware
Teledyne Controls Simulation Limited	Canada
Teledyne Controls Wichita, Inc.	Delaware
Teledyne Cormon, Inc.	Texas
Teledyne Cormon Limited	United Kingdom
Teledyne Cormon Technology Limited	United Kingdom
Teledyne Cougar, Inc.	California
Teledyne Defence Limited	United Kingdom
Teledyne Energy Systems, Inc.***	Delaware
Teledyne France	France	Teledyne RD Instruments Europe
Teledyne Germany GmbH	Germany
Teledyne Instruments, Inc.	Delaware	Geophysical Instruments
Teledyne D.G. O’Brien
Teledyne Impulse
Teledyne Test Services
Teledyne TSS
Teledyne Isco, Inc.	Nebraska	ISCO
Teledyne Licensing, LLC	Delaware
Teledyne Lighting and Display Products, Inc.	Nevada
Teledyne Limited	United Kingdom	Teledyne Controls Flight Data Company
Teledyne Mattituck Services, Inc.	Delaware
Teledyne Monitor Labs, Inc.	Delaware
Teledyne Monitor Labs P.R., Inc.	Puerto Rico
Teledyne ODI, Inc.	Delaware	Teledyne Oil & Gas
Teledyne ODI Limited	United Kingdom
Teledyne Odom Hydrographic, Inc.	Louisiana
Teledyne Properties Limited	United Kingdom

Exhibit 21

	State/Jurisdiction	Fictitious Business Name(s)
Name of Subsidiary	of Incorporation	Used by Subsidiary
Teledyne RD Instruments, Inc.	Delaware
Teledyne RD Technologies (Shanghai) Co., Ltd.	China
Teledyne Reynolds, Inc.	California
Teledyne Reynolds Limited****	United Kingdom
Teledyne RISI, Inc.	California
Teledyne Scientific & Imaging, LLC	Delaware	Teledyne Imaging Sensors
Teledyne Judson Technologies
Teledyne Scientific Company
Teledyne SG Brown Limited	United Kingdom
Teledyne Singapore Private Limited	Singapore
Teledyne Solutions, Inc.	Alabama
Teledyne Storm Products, Inc.	California	Teledyne Storm Products - Cable Solutions Group
Teledyne Storm Products - Microwave
Teledyne Technologies (Bermuda) Limited	Bermuda
Teledyne Technologies International Corp.	Delaware
Teledyne Tekmar Company	Ohio	Teledyne Leeman Labs
Teledyne TSS Limited	United Kingdom
Teledyne Wireless, LLC	Delaware	Teledyne KW Microwave
Teledyne MEC
Teledyne MEC Vacuum Electronics
Teledyne Microwave
Teledyne Vacuum Technologies
The Flight Data Company Limited*****	United Kingdom

**	50% owned

***	Majority Owned

****	In liquidation

*****	Company inactive- dissolution in process